Exhibit 10.1

This TENTH AMENDMENT TO THE REVOLVING CREDIT AND SECURITY AGREEMENT (this “Amendment”), dated as of December 18, 2024 (the “Amendment Date”), is entered into by and among BGSL BRECKENRIDGE FUNDING LLC, a Delaware limited liability company, as the borrower (the “Borrower”), the LENDERS party to the Revolving Credit Agreement, BNP PARIBAS, as the administrative agent (the “Administrative Agent”), BLACKSTONE SECURED LENDING FUND, a Delaware statutory trust, as the equityholder (in such capacity, the “Equityholder”), BLACKSTONE SECURED LENDING FUND, a Delaware statutory trust, as the servicer (in such capacity, the “Servicer”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent (the “Collateral Agent”).

WHEREAS, the Borrower, the lenders from time to time party thereto, the Administrative Agent, the Equityholder, the Servicer and the Collateral Agent are party to the Revolving Credit and Security Agreement, dated as of December 21, 2018 (as amended from time to time prior to the date hereof, the “Revolving Credit Agreement”); and

WHEREAS, the parties hereto desire to amend the Revolving Credit Agreement, in accordance with Section 13.01(b) of the Revolving Credit Agreement subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1. Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Revolving Credit Agreement.

ARTICLE II

Amendments to Revolving Credit Agreement

SECTION 2.1. As of December 18, 2024 (the “Amendment Effective Date”), the Revolving Credit Agreement is hereby amended reflect the following amendments:

(a) The introduction to the Revolving Credit Agreement shall be amended and restated in its entirety as set forth below:

“REVOLVING CREDIT AND SECURITY AGREEMENT, dated as of December 21, 2018, as amended on the First Amendment Date, the Second Amendment Date, the Third Amendment Date, the Fourth Amendment Date, the Fifth Amendment Date, the Sixth Amendment Effective Date, the Seventh Amendment Effective Date, the Eighth Amendment

Effective Date, the Ninth Amendment Effective Date and the Tenth Amendment Effective Date among BGSL BRECKENRIDGE FUNDING LLC, a Delaware limited liability company, as borrower (the “Borrower”), the LENDERS from time to time party hereto, BNP PARIBAS (“BNP”), as administrative agent for the Secured Parties (as hereinafter defined) (in such capacity, the “Administrative Agent”), BLACKSTONE SECURED LENDING FUND, a Delaware statutory trust (in such capacity, the “Equityholder”), BLACKSTONE SECURED LENDING FUND, a Delaware statutory trust, as servicer (in such capacity, the “Servicer”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as collateral agent for the Secured Parties (as hereinafter defined) (in such capacity, the “Collateral Agent”).”

(b) The following definitions set forth in Section 1.01 of the Revolving Credit Agreement shall be amended and restated in their entirety as set forth below:

““Advance Rate” means, with respect to any Collateral Loan, the percentage set forth in the below table corresponding to the Loan Type and Sub-Category of such Collateral Loan, subject to the exceptions and adjustments set forth immediately following such table:

Loan Type that are not Recurring Revenue Loans	Sub-Category	Advance Rate
First Lien BSLs		75%
Second Lien BSLs		45%
First Lien Middle Market Loans	whose Obligors have an EBITDA of greater than $25,000,000 (as of the date such Collateral Loan is acquired)	67.5%
First Lien Middle Market Loans	whose Obligors have an EBITDA of less than or equal to $25,000,000 (as of the date such Collateral Loan is acquired)	65%
Second Lien Middle Market Loans		30%
First Lien Last Out Loans	First Lien Last Out Category A Loans	60%
First Lien Last Out Loans	First Lien Last Out Category B Loans	50%
First Lien Last Out Loans	First Lien Last Out Category C Loans	45%

Notwithstanding the percentages set forth in the preceding table:

(a)  the Advance Rate of any First Lien Middle Market Loan with a Paid Senior Net Leverage Ratio exceeding the First Lien Senior Leverage Cut-Off will be a blended rate, calculated as follows:

(i)  the portion of such First Lien Middle Market Loan with a Paid Senior Net Leverage Ratio up to the First Lien Senior Leverage Cut-Off will be assigned the percentage set forth in the preceding table corresponding to First Lien Middle Market Loans of the Sub-Category applicable to such Collateral Loan;

(ii)  the portion of such First Lien Middle Market Loan with a Paid Senior Net Leverage Ratio above the First Lien Senior Leverage Cut-Off up to the First Lien Senior Leverage Cap will be assigned an Advance Rate of 40%; and

(iii)  the portion of such First Lien Middle Market Loan with a Paid Senior Net Leverage Ratio above the First Lien Senior Leverage Cap will be assigned an Advance Rate of zero;

(b)  for the purposes of determining Advance Rates, the Paid Senior Net Leverage Ratio of a Collateral Loan will be determined as of the date such Collateral Loan is acquired;

(c)  if such Collateral Loan is a Cap Adjusted Loan, the Administrative Agent may further increase the Advance Rate otherwise applicable to such Collateral Loan in its sole discretion;

(d)  if such Collateral Loan is a First Lien Loan or a First Lien Last Out Loan that is a Recurring Revenue Loan, the Administrative Agent will assign an Advance Rate in its sole discretion; and

(e)  if such Collateral Loan is a PIK Loan, then the Advance Rate shall be the Advance Rate otherwise applicable to such Collateral Loan multiplied by 50%.”

““Concentration Limitations” means, as of any date of determination, the following limitations (calculated without duplication) as applied to the Eligible Collateral Loans owned (or, in relation to a proposed purchase of a Collateral Loan, proposed to be owned, with respect to which, if such purchase results in noncompliance with the limitations, the relevant requirements must be maintained or improved after giving effect to the purchase) by the Borrower, unless a waiver is provided in writing by the Administrative Agent specifying the agreed treatment of such Collateral Loan or Concentration Limitation:

(a) not more than 45.00% of the Concentration Calculation Amount may consist of First Lien Last Out Category B Loans, First Lien Last Out Category C Loans and Second Lien BSLs;

(b) not more than 20.00% of the Concentration Calculation Amount may consist of Second Lien BSLs;

(c) not more than 30.00% of the Concentration Calculation Amount may consist of Cov-Lite Loans that are not First Lien BSLs;

(d) not less than 90.00% of the Concentration Calculation Amount may consist of Collateral Loans denominated in Dollars;

(e) not less than 90.00% of the Concentration Calculation Amount may consist of Collateral Loans whose Obligors have a principal place of business in or are organized or incorporated in the United States;

(f) [reserved];

(g) not more than 5.00% of the Maximum Portfolio Amount may consist of Collateral Loans that are issued to any Obligor and its Affiliates, except that up to 6.50% of the Maximum Portfolio Amount may consist of Collateral Loans that are issued to the three largest Obligors and their respective Affiliates;

(h) not more than 15.00% of the Maximum Portfolio Amount may consist of Collateral Loans that are issued by Obligors and their Affiliates that belong to any single S&P Industry Classification, except that (i) up to 27.50% may consist of Collateral Loans with Obligors and their Affiliates in the largest S&P Industry Classification, (ii) up to 20.00% may consist of Collateral Loans with Obligors and their Affiliates in the second largest S&P Industry Classification and (iii) up to 10.00% may consist of Collateral Loans with Obligors and their Affiliates in the S&P Industry Classification of “Oil, Gas & Consumable Fuels”;

(i) not more than 10.00% of the Concentration Calculation Amount may consist of Fixed Rate Loans;

(j) not more than 10.00% of the Maximum Portfolio Amount may consist of Collateral Loans where the majority owner of the related Obligor is an Affiliate of the Servicer or the Equityholder;

(k) not more than 20.00% of the Concentration Calculation Amount may consist of Cap Adjusted Loans;

(l) not more than 5.00% of the Concentration Calculation Amount may consist of PIK Loans;

(m) not more than 20.00% of the Concentration Calculation Amount may consist of Recurring Revenue Loans;

(n) not more than 5.00% of the Concentration Calculation Amount may consist of Growth Recurring Revenue Loans; and

(o) not more than 15.00% of the Concentration Calculation Amount may consist of Partial PIK Loans that are currently deferring interest.”

““Fundamental Amendment” means any amendment, modification, waiver or supplement of or to this Agreement or any Facility Document that would (a) increase or extend the term of the Commitments or change the Final Maturity Date (other than an increase of the Commitment of a particular Lender or the addition of a new Lender agreed to by the relevant Lender), (b) extend the date fixed for the payment of principal of or interest on any Advance or any fee hereunder, (c) reduce the amount of any such payment of principal, (d) reduce the rate at which Interest is payable thereon or any fee is payable hereunder (other than in connection with the appointment of a Benchmark Replacement), (e) release any material portion of the Collateral, except in connection with dispositions permitted hereunder, (f) alter the terms of Section 9.01 or Section 13.01(b), (g) modify the definition of the terms “Majority Lenders,” “Required Lenders,” “Maximum Available Amount,” “Advance Rate,” “Borrowing Base,” “Minimum OC Coverage Test,” “Interest Coverage Ratio Test,” “Collateral Loan,” “Eligible Collateral Loan,” “Eligible Country,” “Minimum Equity Amount,” “Collateral Quality Test,” or any Collateral Quality Test set forth therein or component thereof defined therein, (h) modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof or (i) extend the Reinvestment Period.”

““Interest” means for each Interest Accrual Period (or any other period), the sum of the products (for each day elapsed during such Interest Accrual Period or other period) of:

where:

IR = the Interest Rate for such day;

P  = the principal amount of the Advances outstanding on such day; and

D  = 360 days.”

““Interest Rate” means, as of any date of determination, an interest rate per annum equal to Term SOFR (or, if at any time the Benchmark cannot be determined, the Base Rate) plus the Applicable Margin.”

““Maximum Facility Amount” means (a) on any date of determination prior to the First Amendment Date, $400,000,000, (b) on any date of determination on or after the First Amendment Date to but excluding the Third Amendment Date, $575,000,000, (c) on any date of determination on or after the Third Amendment Date to but excluding the Fourth Amendment Date, $875,000,000, (d) on any date of determination on or after the Fourth Amendment Date to but excluding the earlier to occur of (x) the CLO Takeout Date and (y) the date occurring twelve (12) months after the Third Amendment Date, $1,125,000,000, (d) on any other date of determination prior to the Eighth Amendment Effective Date, $825,000,000, (e) on any date of determination on or after the Eighth Amendment Effective Date, $1,025,000,000 and (f) on any date of determination on or after the Tenth Amendment Effective Date, $1,175,000,000; provided that it is understood that the loan facility established under this Agreement is an uncommitted facility and there is no express or implied commitment on the part of the Administrative Agent or any Lender to provide any Advance except that, in the case of Collateral Loans approved by means of an Approval Request or Approved List, the Lenders shall have committed to fund the related Advances (up to the amount(s) specified in the related Approval Request or Approved List) provided that the related conditions precedent set forth in Article III are satisfied.”

““Partial PIK Loan” means a Collateral Loan in respect of which the Obligor thereon has elected, or may elect, to pay only a portion of the accrued and unpaid interest in Cash on a current basis, the remainder of which is or can be deferred and paid later; provided that (x) the portion of such interest required to be paid in Cash pursuant to the terms of the applicable Related Documents carries a current Cash pay interest rate paid of, (i) if at a fixed rate, not less than 3.0% per annum, or (ii) if at a floating rate, not less than 2.5% per annum above the applicable index, and (y) the terms of the applicable Related Documents do not permit the amount of current Cash pay interest to be less than 25% of the ordinary specified interest over the benchmark at any time.”

““Reinvestment Period” means the period from and including the Closing Date to and including the earlier of (a) June 18, 2027 (or such later date as may be agreed by the Borrower, the Administrative Agent and each Lender pursuant to Section 2.16) and (b) the date of the termination of the Commitments pursuant to Section 6.01.”

(c) Clause (j) of the definition of Eligible Collateral Loan in Section 1.01 of the Revolving Credit Agreement shall be amended and restated in its entirety as set forth below:

“(j) is scheduled to pay interest semi-annually or more frequently;”

(d) Section 1.01 of the Revolving Credit Agreement shall be amended by adding the following definitions in the appropriate alphabetical locations:

““Ninth Amendment Effective Date” means January 17, 2024.”

““Tenth Amendment Effective Date” means December 18, 2024.”

(e) Section 1.01 of the Revolving Credit Agreement shall be amended by deleting the following definitions: “Aggregate Tranche A Net Collateral Balance”, “Aggregate Tranche B Net Collateral Balance”, “Aggregate Tranche C Net Collateral Balance”, “Tranche A”, “Tranche A Advance”, “Tranche A Borrowing Base”, “Tranche A Collateral Loans”, “Tranche A Minimum OC Coverage Test”, “Tranche A OC Ratio”, “Tranche B”, “Tranche B Advance”, “Tranche B Borrowing Base”, “Tranche B Collateral Loans”, “Tranche B Minimum OC Coverage Test”, “Tranche B OC Ratio”, “Tranche C”, “Tranche C Advance”, “Tranche C Borrowing Base”, “Tranche C Collateral Loans”, “Tranche C Minimum OC Coverage Test”, “Tranche C OC Ratio” “Tranche Minimum OC Coverage Test”, “Tranches”, “Weighted Average Tranche A Advance Rate”, “Weighted Average Tranche B Advance Rate” and “Weighted Average Tranche C Advance Rate”.

(f) The first paragraph of Section 2.01 of the Revolving Credit Agreement shall be amended by deleting “under each Tranche” after “each Lender severally agree to make available to the Borrower and uncommitted revolving credit facility providing for Advances”, deleting “each Tranche’s Tranche” after “provided that, after making any such Advance” and adding “the” before “Minimum OC Coverage Test shall be satisfied”.

(g) The first paragraph of Section 2.03(a) of the Revolving Credit Agreement shall be amended by deleting “with respect to any Tranche” after “If the Borrower requires an Advance under this Agreement”.

(h) The second paragraph of Section 2.03(a) shall be amended by deleting “Each Notice of Borrowing shall specify the Tranches under which the related Advance shall be allocated.”

(i) Section 2.03(b) of the Revolving Credit Agreement shall be amended by deleting “in respect of Advances under any Tranche” after “Each Lender shall, not later than 2:00 p.m. on each Borrowing Date”.

(j) The first sentence of Section 2.05 of the Revolving Credit Agreement shall be amended by deleting “on each Tranche of Advances”.

(k) Section 2.05(b) of the Revolving Credit Agreement shall be amended by deleting “with respect to each Tranche” after “The Administrative Agent shall, prior to each Payment Date, determine the accrued and unpaid Interest” and deleting “using the Interest Rate applicable to such Tranche” after “for the related Interest Accrual Period and Commitment Fees payable thereto”.

(l) Section 2.06(a) of the Revolving Credit Agreement shall be amended by deleting “under one or more Tranche” after “The Borrower may, from time to time on any Business Day, voluntarily prepay Advances” and “under each Tranche” after “Each such Notice of Prepayment shall specify the portion of the outstanding principal balance”.

(m) Section 2.06(d) of the Revolving Credit Agreement shall be deleted in its entirety.

(n) Section 2.07(b) of the Revolving Credit Agreement shall be amended and restated in its entirety as set forth below:

“Optional Reductions. The Borrower shall have the right to terminate or reduce the unused amount of the Facility Amount at any time or from time to time (concurrently with the payment of any applicable Commitment Reduction Fee payable in connection therewith in the case of any such termination or reduction prior to the 18-month anniversary of the Tenth Amendment Effective Date) upon not less than two (2) Business Days’ prior notice to the Collateral Agent, the Lenders and the Administrative Agent of each such termination or reduction, which notice shall specify the effective date of such termination or reduction and the amount of any such reduction; provided that (i) the amount of any such reduction of the Facility Amount shall be equal to at least $500,000 or an integral multiple of $100,000 in excess thereof or, if less, the remaining unused portion thereof, and (ii) no such reduction will reduce the Facility Amount below the sum of (x) the aggregate principal amount of Advances outstanding at such time and (y) the Revolving Exposure at such time. Such notice of termination or reduction shall be irrevocable and effective only upon receipt and shall be applied pro rata to reduce the respective Commitments of each Lender. Except as otherwise set forth herein, upon the occurrence of the Collection Date, this Agreement shall terminate automatically.”

(o) Section 3.02(c) of the Revolving Credit Agreement shall be amended and restated in its entirety as set forth below:

“immediately before and after the making of such Advance on the applicable Borrowing Date, each Coverage Test shall be satisfied and the Minimum OC Coverage Test shall be satisfied (as demonstrated on the Borrowing Base Calculation Statement attached to such Notice of Borrowing);”

(p) The first paragraph of Section 8.07(a) of the Revolving Credit Agreement shall be amended and restated in its entirety as set forth below:

“Monthly. Not later than two (2) Business Days prior to the 20th calendar day of each calendar month, beginning with February 2019 (other than March, June, September and December in each year) (such date, the “Monthly Reporting Date”), the Servicer shall compile and provide to the Agents and the Lenders, a monthly report for the prior calendar month (each, a “Monthly Report”) in accordance with this Section 8.07. The Servicer shall compile and provide to the Collateral Agent and the Administrative Agent a loan data file (the “Data File”) in the form of Exhibit H for the previous monthly period ending on the Monthly Report Determination Date (containing such information agreed upon by the Servicer, the Collateral Agent and the Administrative Agent). The Servicer shall provide (or cause to be provided) the Data File to the Collateral Agent at least three (3) Business Days prior to the Monthly Reporting Date and, with respect to a Payment Date Report, at least three (3) Business Days prior to the Payment Date. The Collateral Agent shall use commercially reasonable efforts to review and, based solely on the Data File provided by the Borrower (or Servicer on its behalf), re-calculate the calculations in clauses (i) through (ix) below made by the Servicer in any such Monthly Report or Payment Date Report, as applicable, for such calendar month, within two (2) Business Days of the receipt thereof and notify the Servicer and the Administrative Agent in the event of any discrepancy between the Collateral Agent’s calculations and the Monthly Report and Payment Date Report. The Collateral Agent shall re-calculate pursuant to the preceding sentence: (i) Aggregate Net Collateral Balance, (ii) Borrowing Base, (iii) Excess Concentration Amount, (iv) Maximum Available Amount, (v) the Minimum OC Coverage Test, (vi) each Coverage Test, (vii) for any Payment Date Report, completion of Priority of Payments pursuant to Section 9.01(a), (viii) balances for each of the Covered Accounts and (ix) such other calculations as may be mutually agreed upon by the Collateral Agent, the Servicer and the Administrative Agent.

Upon receipt of such notice reporting and showing discrepancies, if any, from the Collateral Agent and in any event by no later than the Monthly Reporting Date, the Servicer shall compile and provide (or cause to be compiled and provided) to the Agents and the Lenders the Monthly Report. As used herein, the “Monthly Report Determination Date” with respect to any calendar month in which a Payment Date does not occur (or, if such day is not a Business Day, the next Business Day) will be the last day of such calendar month. The Monthly Report for a calendar month shall contain the information with respect to the Collateral Loans and Eligible Investments included in the Collateral that is agreed to by the Servicer, the Administrative Agent and the Collateral Agent from time to time, and shall be determined as of the Monthly Report Determination Date for such calendar month.”

(q) Section 9.01(a)(i)(G) of the Revolving Credit Agreement shall be amended and restated in its entirety as set forth below:

“if the Coverage Tests are not satisfied as of the relevant Determination Date, to pay principal of the Advances of each Lender (pro rata, based on each Lender’s Percentage) until the Coverage Tests are satisfied (on a pro forma basis as at such Determination Date);”

(r) Section 9.01(a)(ii)(D) of the Revolving Credit Agreement shall be amended and restated in its entirety as set forth below:

“after the Reinvestment Period, to pay the Advances of each Lender (pro rata, based on each Lender’s Percentage) until the Advances are paid in full;”

(s) Section 9.01(a)(iii)(E) of the Revolving Credit Agreement shall be amended and restated in its entirety as set forth below:

“to pay the principal of the Advances of each Lender (pro rata, based on each Lender’s Percentage) until paid in full;”

(t) The Revolving Credit Agreement shall be amended by making such other conforming changes to the Schedules to the Revolving Credit Agreement and the Exhibits to the Revolving Credit Agreement, as applicable.

The amendments above are also set forth on the pages attached as Appendix A to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text). The Revolving Credit Agreement as amended pursuant to this Amendment is attached as Appendix B hereto.

ARTICLE III

Representations and Warranties

SECTION 3.1. The Borrower and the Equityholder hereby represent and warrant to the Administrative Agent and the Lender that, as of the Amendment Date and the Amendment Effective Date, (i) no Default, Event of Default, Potential Servicer Removal Event or Servicer Removal Event has occurred and is continuing and (ii) the representations and warranties of the Borrower, the Servicer and the Equityholder contained in Sections 4.01, 4.02 and 4.03 of the Revolving Credit Agreement are true and correct in all material respects on and as of the Amendment Date and the Amendment Effective Date (other than any representation and warranty that is made as of a specific date).

ARTICLE IV

Conditions Precedent

SECTION 4.1. This Amendment will be effective on the Amendment Effective Date upon the satisfaction of each of the following conditions:

(a) the Administrative Agent has received satisfactory evidence that the Borrower has obtained all required consents and approvals of all Persons to the execution, delivery and performance of this Amendment and the consummation of the transactions contemplated hereby; and

(b) the Administrative Agent has received a legal opinion of Dechert LLP, counsel to the Borrower, acceptable to the Administrative Agent covering such matters as the Administrative Agent has reasonably requested.

ARTICLE V

Miscellaneous

SECTION 5.1. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.2. Severability Clause. In case any provision in this Amendment deemed to be invalid, illegal or unenforceable, the remaining provisions of this Amendment remain in full force and effect.

SECTION 5.3. Ratification. Except as expressly amended hereby, the Revolving Credit Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof will remain in full force and effect. When effective, this Amendment will form a part of the Revolving Credit Agreement for all purposes.

SECTION 5.4. Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission is effective as delivery of a manually executed counterpart hereof. This Amendment shall be valid, binding and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned or photocopied manual signature; or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”), in each case, to the extent applicable; provided that no electronic signatures may be affixed through the use of a third-party service provider. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.

SECTION 5.5. Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and are not deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 5.6. Direction to Execute. Each of the Borrower and the Administrative Agent hereby (i) authorizes and directs the Collateral Agent to execute this Amendment, (ii) acknowledges and agrees that the Collateral Agent shall be fully protected in relying upon the foregoing authorization and direction and (iii) releases the Collateral Agent and its officers, directors, agents, employees and shareholders from any liability for complying with such direction. Each of the parties hereto hereby agree that in executing and delivering this Amendment, the Collateral Agent shall be afforded the same rights, protections, immunities and indemnities afforded to it under the Agreement; provided that such rights, protections, immunities and indemnities shall be in addition to, and not in limitation of, any rights, protections, immunities and indemnities contained herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the Amendment Date.

BORROWER:

BGSL BRECKENRIDGE FUNDING LLC

By: Blackstone Secured Lending Fund, its sole member

By:	/s/ Oran Ebel
Name: Oran Ebel
Title: Chief Legal Officer and Secretary

EQUITYHOLDER:

BLACKSTONE SECURED LENDING FUND, as Equityholder

By:	/s/ Oran Ebel
Name: Oran Ebel
Title: Chief Legal Officer and Secretary

SERVICER:

BLACKSTONE SECURED LENDING FUND, as Servicer

By:	/s/ Oran Ebel
Name: Oran Ebel
Title: Chief Legal Officer and Secretary

ADMINISTRATIVE AGENT:

BNP PARIBAS,
as Administrative Agent

By:	/s/ Julien Flacassier
Name: Julien Flacassier
Title: Director

By:	/s/ Chris Fukuoka
Name: Chris Fukuoka
Title: Director

LENDERS:

BNP PARIBAS, as Lender

By:	/s/ Julien Flacassier
Name: Julien Flacassier
Title: Director

By:	/s/ Chris Fukuoka
Name: Chris Fukuoka
Title: Director

CANADIAN IMPERIAL BANK OF COMMERCE,
as Lender

By:	/s/ Kathryn Lagroix
Name: Kathryn Lagroix
Title: Managing Director

COLLATERAL AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION

BY: COMPUTERSHARE TRUST
COMPANY, N.A., as attorney-in-fact

By:	/s/ Thomas J. Gateau
Name: Thomas J. Gateau
Title: Vice President